UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): January 31, 2018

ALGAE RESOURCE HOLDINGS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +852 2989 0251 Fax: +852 2149 7094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1.01 - Entry into a Material Definitive Agreement

On January 31, 2018 the Company acquired all the shares of VF Holding Limited ("VFHL") for the issuance of 7,000,000 shares in the Company to the vendors. VFHL is a company incorporated in Hong Kong and holds a number of patents and formulas for the Hong Kong and China market for extracting high purity Omega 3 from the plant for healthcare applications.

Section 3.02 - Unregistered Sale of Equity Securities

In connection with the transaction described in Item 1.01 of this Current Report on Form 8-K, the Company shall issues up to 7,000,000 shares of its common stock to the vendors as the consideration for the purchase of 100% interests in VFHL.

Section 5.01 - Changes in Control of Regisrant

As described in Item 1.01 above, on January 31, 2018 as the result of the acquisition of VFHL and the issuance of a total of 7,000,000 shares to vendors, Dr. Chester Chak Yuen Chan, one of the vendors, became the largest and controlling shareholder, holding 3,913,506 shares in the Company representing approximately 51.16% of the outstanding issued shares in the Company.

SIGNATURES

Date: February 6, 2018	ALGAE RESOURCE HOLDINGS INC.

By: /s/ Daobing Song
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Name: Daobing Song
Title: President, Chief Executive Officer, Director